Exhibit 99.1

NEWS RELEASE

For Release: Tuesday, April 21, 2015, 3:05pm Central Time	Contact:	Vascular Solutions, Inc.
James Hennen, CFO
JHennen@vasc.com
(763) 656-4352
Phil Nalbone, VP
PNalbone@vasc.com
(763) 656-4371

VASCULAR SOLUTIONS REPORTS FIRST QUARTER RESULTS

-	Revenue increased 16% to $34.6 million, exceeding the top end of guidance
-	Adjusted EPS, excluding expenses associated with the Short Kit litigation, increased 18% to $0.21, exceeding the top end of guidance; GAAP EPS of $0.12
-	Raising 2015 revenue guidance to $140-$144 million, representing an increase of 13% at the midpoint
-	Raising 2015 adjusted EPS guidance to $0.93-$0.97

MINNEAPOLIS, Minnesota – Vascular Solutions, Inc. (Nasdaq: VASC) today reported financial results for the first quarter ended March 31, 2015.

Worldwide revenue increased 16% from the first quarter of 2014 to $34.6 million, which exceeded the company’s revenue guidance range of $33.0 million to $34.0 million and set a new quarterly revenue record.  U.S. revenue increased 8% to $27.0 million, while international revenue increased 57% to $7.6 million.

Gross margin was 67.4% in the first quarter compared to 68.0% in the first quarter of 2014.  The decline in gross margin resulted from the substantial growth in international revenue through the company’s independent distributor network. Vascular Solutions expects gross margin for the full year to be between 67.5% and 68.0%.

Excluding expenses associated with the Short Kit litigation, adjusted operating earnings in the first quarter were $5.9 million, representing an adjusted operating margin of 16.9%.  Adjusted operating earnings in the first quarter of 2014 were $4.9 million, representing an adjusted operating margin of 16.3%.  On a GAAP basis, operating earnings in the most recent first quarter were $3.4 million, representing an operating margin of 9.9%, compared to $4.4 million, or 14.6%, in the year-ago first quarter. The company incurred $2.4 million in legal expenses associated with the Short Kit litigation in the most recent first quarter, compared with $515,000 in Short Kit legal expenses in the first quarter of 2014.

On an adjusted basis, earnings per share (EPS) in the first quarter was $0.21, which exceeded the company’s adjusted EPS guidance range of $0.16 to $0.18 and represented an increase of 18% from adjusted EPS of $0.18 in the first quarter of 2014. On a GAAP basis, first quarter EPS was $0.12 in 2015 compared to $0.16 in the year-ago first quarter.

“During the first quarter, we got off to an exceptionally strong start in what we expect to be our 12th consecutive year of double-digit percentage product revenue growth,” said Howard Root, Chief Executive Officer of Vascular Solutions. “Although we benefited from an unprecedented quarter of new product launches, with a record six new products introduced in the U.S. market in the first quarter alone, it was the continued clinical momentum of our existing products and the continued solid execution of our international and U.S. sales organizations that drove our excellent financial performance. This strong financial performance in the first quarter makes us very positive in our full-year outlook, resulting in raising our 2015 guidance for both revenue and adjusted earnings.  Looking longer term, rapid progress in our freeze dried plasma development project with the U.S. Army and a full pipeline of new products in development, as well as numerous potential opportunities for distribution and tuck-in acquisitions, makes us very upbeat about our long-term business strategy and financial outlook.”

First Quarter Revenue by Product Line

Starting with today’s announcement, Vascular Solutions will report more detailed revenue results by individual product line for each of the company’s top products as ranked by worldwide revenue.  Historically, the company has reported revenue under three broad product categories consisting of catheter products, hemostat products and vein products.  With the continued growth in the company’s number of products sold and an expanding disparity in the types of products marketed, the company believes that more detailed product-specific information will be useful to investors in assessing the company’s business and progress.

During the first quarter of 2015, the following product lines represented 76% of Vascular Solutions’ worldwide revenue:

		First Quarter Revenue (in thousands)
Product Line	Primary Market	2015	2014	Increase (Decrease)
GuideLiner® catheters	Interventional cardiology	$10,340	$6,703	54%
Pronto® extraction catheters	Interventional cardiology	4,382	4,676	(6%)
Hemostatic patches	Interventional cardiology	3,022	3,164	(4%)
Micro-introducer kits	Interventional radiology	2,854	2,333	22%
Vein catheter reprocessing	Phlebology	2,712	2,680	1%
Radial access products	Interventional cardiology	1,638	1,333	23%
D-Stat® Flowable hemostat	Electrophysiology	1,371	1,352	1%
Total revenue		$34,611	$29,907	16%

First quarter GuideLiner sales grew by 54% over the first quarter of 2014, with U.S. sales growing by 26% and international sales increasing by 117%. “Our Japanese distribution partner Japan Lifeline once again performed exceptionally well in the first quarter in broadening their GuideLiner launch throughout Japan,” Mr. Root commented. “But even excluding this outstanding contribution from Japan, our international GuideLiner sales grew by 47% and our U.S. sales grew by 26%, representing the superior performance of our V3 version and the broader exposure of GuideLiner’s clinical utility in now its fifth year on the market,” Mr. Root said. “In every market we’ve entered and with every year of commercialization, we have seen an expanding market opportunity for our internally-developed GuideLiner catheter as a unique clinical tool that improves patient outcomes.”

First quarter sales of Pronto were $4.4 million, representing a decline of 6% from the first quarter of 2014. “The market for extraction catheters has become mature, with multiple competitors and significant price erosion,” Mr. Root said. “Our Pronto has distinct design features and clinical benefits which make it a leader in this market, but we are realistic in our assessment of this market and are managing our Pronto product line with the expectation that we will continue to see declining sales, probably in the mid-single-digit range, on a year-over-year basis.”

First quarter sales of hemostatic patches, primarily D-Stat Dry, were $3.0 million, representing a decline of 4% from the first quarter of 2014. “The U.S. market for hemostatic patches is very price-sensitive and continuing to shift away from the femoral artery toward radial artery access,” Mr. Root said. “Our thrombin-based patch products are a leader in this mature market, but these products long-ago stopped being a growth driver for us and we are now managing their decline while focusing our growth on our newer products that address the rapidly-growing radial artery access U.S. market.”

First quarter sales of micro-introducer kits grew by 22% over the first quarter of 2014 to $2.9 million. “Vascular Solutions sells a wide variety of micro-introducer kits and in recent years has focused on transitioning to internal manufacturing, cost reductions, and product line expansion,” commented Mr. Root.  “This strategy has worked very well, resulting in the combination of lower pricing to our customers and increasing gross margins and increasing market share for us.”

First quarter revenue from the company’s reprocessing of radiofrequency vein catheters was $2.7 million, up 1% from the first quarter of 2014. “We view our reprocessing service as a $15-$20 million potential annual revenue opportunity, and after three years on the market we are moving gradually toward those levels,” said Mr. Root. “Starting in the second quarter we are working on several initiatives that we believe will accelerate our growth in this market.”

First quarter sales of products used in radial artery access catheterizations totaled $1.6 million, an increase of 23% from the first quarter of 2014. “Several years ago we were early in identifying radial artery access as a substantial U.S. market opportunity and started developing and assembling a portfolio of products that now are resulting in substantial sales growth,” Mr. Root said.  “This strategy is still early in its growth phase, and we expect substantial increases in sales of our radial artery access products over the next several years.”

First quarter sales of D-Stat Flowable, a thrombin-based hemostat used to control bleeding in the pectoral pockets created in pacemaker and ICD implants, were $1.4 million, an increase of 1% from the first quarter of 2014. “We launched D-Stat Flowable back in 2002 and the growth phase of this product has long-since passed,” commented Mr. Root.  “But D-Stat Flowable continues to generate material revenue and provides a unique clinical benefit to the electrophysiology market.”

While Vascular Solutions has discontinued reporting product sales according to the former categories of catheter products, hemostat products and vein products, for historical comparison purposes the following table provides revenue information by category for the first quarter:

	First Quarter Revenue (in thousands)
Product Category	2015	2014	Increase (Decrease)
Catheter products	$23,857	$19,164	24%
Hemostat products	6,177	5,997	3%
Vein products & services	4,407	4,684	(6%)

Financial Guidance

For the full year 2015, Vascular Solutions is raising its guidance for net revenue to a range of $140 million to $144 million. The mid-point of this range represents a 13% increase from net revenue of $126.1 million in 2014. The company’s previous net revenue guidance range for 2015 was $139 million to $143 million.

Vascular Solutions also is raising its adjusted earnings guidance for the full year 2015 to a range of $0.93-$0.97 per share. Previously, the company’s 2015 adjusted EPS guidance was $0.88-$0.92. Included in the company’s revised 2015 earnings guidance are $3.9 million in non-cash stock-based compensation, $1.6 million in amortization of intangibles, between $1.5 million and $1.7 million for the U.S. medical device excise tax, and an assumed 36% tax rate.  As previously disclosed, Vascular Solutions is providing 2015 earnings guidance on an adjusted basis excluding the expenses to be incurred in connection with the Short Kit litigation.

For the second quarter of 2015, Vascular Solutions is providing guidance for net revenue of between $35.5 million and $36.5 million, which at the mid-point represents growth of 17% from the second quarter of 2014. The company is providing adjusted net earnings guidance for the second quarter of 2015 of between $0.25 and $0.27 per fully diluted share. The company’s adjusted net earnings guidance for the second quarter of 2015 includes $800,000 in non-cash stock-based compensation, $400,000 in amortization of intangibles, $400,000 for the U.S. medical device excise tax, and an assumed 35% effective income tax rate.

Cash Flow and Balance Sheet Highlights

Vascular Solutions ended the first quarter of 2015 with $34.2 million in cash and cash equivalents, compared to $36.5 million in cash and cash equivalents at December 31, 2014. During the first quarter, the company generated $4.9 million in cash from operations, and the company used cash of $2.7 million to acquire an additional adjacent manufacturing facility, $2.7 million for capital expenditures related to building improvements and the purchase of manufacturing, computer, and research and development equipment, and $2.0 million to repurchase shares of its common stock that vested under outstanding restricted stock awards to satisfy income tax withholding requirements. The company has no long-term debt.

Conference Call & Webcast Information

Vascular Solutions will host a live webcast starting at 3:30 p.m., Central Time today to discuss the information contained in this press release.  The live web cast may be accessed on the investor relations portion of the company’s web site at www.vasc.com.  An audio replay of the call will be available until Tuesday, April 28, 2015, by dialing 888-203-1112 and entering conference ID# 6572803.  A recording of the call will also be archived on the Company’s web site, www.vasc.com, until Tuesday, April 28, 2015. During the conference call the Company may answer one or more questions concerning business and financial developments and trends, the Company’s view on earnings forecasts and new product development and financial matters affecting the Company, some of the responses to which may contain information that has not been previously disclosed.

VASCULAR SOLUTIONS, INC.
CONDENSED STATEMENTS OF EARNINGS
(In thousands, except per share data)

	Three Months Ended March 31,
	2015	2014
	(unaudited)

Revenue:
Product revenue	$34,441	$29,845
License, royalty and collaboration revenue	170	62
Total revenue	34,611	29,907

Product costs and operating expenses:
Cost of goods sold	11,296	9,583
Collaboration expenses	54	11
Research and development	4,067	3,290
Clinical and regulatory	1,481	1,300
Sales and marketing	8,732	7,736
General and administrative	4,777	2,859
Medical device excise taxes	376	345
Amortization of purchased technology and intangibles	405	412
Operating earnings	3,423	4,371

Other earnings	28	2
Earnings before income taxes	3,451	4,373

Income tax expense	(1,244)	(1,574)
Net earnings	$2,207	$2,799

Net earnings per share - basic	$0.13	$0.17
Weighted average shares used in calculating - basic	16,939	16,686
Net earnings per share - diluted	$0.12	$0.16
Weighted average shares used in calculating - diluted	17,940	17,538

VASCULAR SOLUTIONS, INC.
CONDENSED BALANCE SHEETS
(In thousands)

	March 31, 2015	December 31, 2014
	(unaudited)	(note)
ASSETS
Current assets:
Cash and cash equivalents	$34,167	$36,461
Accounts receivable, net	18,133	17,105
Inventories	17,907	15,908
Prepaid expenses and other	5,148	5,231
Current portion of deferred tax assets	4,050	3,681
Total current assets	79,405	78,386
Property, plant and equipment, net	29,893	25,665
Goodwill	10,033	10,259
Intangible assets, net	9,650	10,164
Deferred tax assets, net of current portion	2,160	2,894
Total assets	$131,141	$127,368

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Total current liabilities	$15,362	$13,023

Long-term deferred revenue, net of current portion	150	202
Long-term deferred tax liabilities	824	803
Total long-term liabilities	974	1,005

Shareholders’ equity:
Total shareholders’ equity	114,805	113,340
Total liabilities and shareholders’ equity	$131,141	$127,368

Note: Derived from the audited financial statements at that date.

VASCULAR SOLUTIONS, INC.
NON-GAAP ADJUSTED EARNINGS RECONCILIATION
(unaudited, in thousands, except per share data)

	Three Months Ended March 31, 2015	Three Months Ended March 31, 2014
GAAP operating earnings	$3,423	$4,371
Legal expenses incurred in Short Kit litigation (a)	$2,433	$515
Non-GAAP adjusted operating earnings	$5,856	$4,886
GAAP net earnings per share - diluted	$0.12	$0.16
Legal expenses incurred in Short Kit litigation, per share (b)	$0.09	$0.02
Non-GAAP adjusted net earnings per share - diluted	$0.21	$0.18

VASCULAR SOLUTIONS, INC.
NON-GAAP ADJUSTED EARNINGS GUIDANCE RECONCILIATION
(unaudited)

	Three Months Ending June 30, 2015	Twelve Months Ending December 31, 2015
Projected GAAP net earnings per share - diluted	$0.18 to $0.20	$0.63 to $0.67
Projected legal expenses incurred in Short Kit litigation (b)	$0.07	$0.30
Projected non-GAAP adjusted net earnings per share - diluted	$0.25 to $0.27	$0.93 to $0.97

(a)	Consisting of legal expenses incurred in connection with the Short Kit litigation. See the company’s Annual Report on Form 10-K for the year ended December 31, 2014 and other recent filings with the Securities and Exchange Commission for details.

(b)	Consisting of legal expenses, net of taxes, incurred or expected to be incurred in connection with the Short Kit litigation.

About Vascular Solutions

Vascular Solutions, Inc. is an innovative medical device company that focuses on developing unique clinical solutions for coronary and peripheral vascular procedures. The company’s product line consists of more than 90 products and services that are sold to interventional cardiologists, interventional radiologists, electrophysiologists and vein specialists through its direct U.S. sales force and international independent distributor network.

All listed trademarks are the property of Vascular Solutions, Inc.

Safe Harbor for Forward-Looking Statements

The information in this press release contains forward-looking statements that involve risks and uncertainties. Those statements include expectations about our future revenues, gross margin, operating profitability and margin, earnings per share, non-cash stock-based compensation, amortization of intangibles, medical device excise taxes, income tax rate, and defense against the pending criminal indictment of the company and our chief executive officer related to our Vari-Lase Short Kit product. Our actual results could differ materially from those anticipated in these forward-looking statements. Important factors that may cause such differences include those discussed in our Annual Report on Form 10-K for the year ended December 31, 2014 and other recent filings with the Securities and Exchange Commission. The risks and uncertainties include, without limitation, risks associated with the need for adoption of our new products, defense of criminal litigation, exposure to potential shareholder litigation, exposure to intellectual property claims and litigation, significant variability in quarterly results, exposure to possible product liability claims, doing business in international markets, the development of new products by others, our reliance on the development of new products and services, constraints or interruptions in production from key suppliers, breaches or other failures of information technology and communications systems, the availability of third party reimbursement, and actions by government regulatory agencies.

Use of Non-GAAP Financial Information

In addition to reporting financial results in accordance with generally accepted accounting principles, or GAAP, we are providing non-GAAP adjusted operating earnings and non-GAAP adjusted earnings per share – diluted for the three months ended March 31, 2014 and 2015 and non-GAAP financial guidance for the quarter ending June 30, 2015 and the full-year ending December 31, 2015, in each case adjusted for the effects of legal fees incurred or expected to be incurred in connection with the Short Kit litigation. We believe that the non-GAAP financial measures presented provide meaningful insight to investors by adjusting for unpredictable events that vary in frequency and magnitude and allowing investors to evaluate our financial performance without the effects of these events. We use non-GAAP financial measures to assess our operating performance and to compare results between periods. We also use non-GAAP financial measures in determining achievement levels under corporate objectives for incentive compensation. The method we use to produce non-GAAP adjusted operating earnings and non-GAAP adjusted earnings per share is not in accordance with GAAP and may differ from the methods used by other companies. Non-GAAP measures should not be regarded as a substitute for corresponding GAAP measures but instead should be utilized as supplemental information in evaluating our business. Non-GAAP measures do have limitations in that they do not reflect certain items that may have a material impact upon our reported financial results. As such, the non-GAAP measures presented should be viewed in conjunction with both our financial statements prepared in accordance with GAAP and the reconciliation of the supplemental non-GAAP measures to the comparable GAAP measures, which is attached to this release.

For further information, connect to www.vasc.com.

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